EXHIBIT 16.1

Adaiah Distribution Inc.

File No. 000-55369

Form 8-K

Report Date: February 8, 2016

March 9, 2016

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Gentlemen:

On March 9, 2016, this Firm received the final copy of a Current Report on Form 8-K to be filed by Adaiah Distribution, Inc. (SEC File #000-55369, CIK #0001593204) ("Company") reporting an Item 4.01 – Changes in Registrant's Certifying Accountant.

We have no disagreements with the statements made in the final Form 8-K, Item 4.01 disclosures which we read.

/s/ David Lee Hillary Jr., CPA
David Lee Hillary, Jr., CPA

Date: March 9, 2016

5797 East 169th Street, Suite 100 Noblesville, IN 46062	317-222-1416 www.Hillary	CPAgroup.com